Exhibit 32.2

CERTIFICATIONS

I, William J. Lyons, Senior Vice President and Chief Financial Officer (principal financial officer) of CONSOL Energy Inc. (the “Registrant”), certify that to my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended June 30, 2004, of the Registrant (the “Report”):

(2) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(3) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 5, 2004

/s/ W. J. LYONS
W. J. Lyons
Senior Vice President and Chief Financial Officer